                                                            Exhibit 10.10


                              BANC ONE CORPORATION

                     SUPPLEMENTAL EMPLOYEES RETIREMENT PLAN

                             As Amended and Restated

                         Effective as of January 1, 1995

                    in accordance with the Policy Guidelines

              adopted by the Board of Directors on October 17, 1994

                              BANC ONE CORPORATION

                     SUPPLEMENTAL EMPLOYEES RETIREMENT PLAN

PURPOSE
-------

The purpose of the BANC ONE CORPORATION Supplemental Employees Retirement Plan (the "Supplemental Plan") which was originally known as the Benefits Equalization Plan of First Banc Group of Ohio, Inc. and Its Subsidiaries adopted by the Board of Directors of BANC ONE CORPORATION on October 24, 1977 and amended as of October 21, 1986, January 1, 1989 and April 20, 1992, January 1, 1993, and hereby further amended and restated as of January 1, 1995 is solely to provide retirement benefits, for employees of BANC ONE CORPORATION and its Related Corporations, who participate in the BANC ONE CORPORATION Retirement Plan (the "Basic Retirement Plan"), in excess of the limitations on qualified retirement plan benefits imposed be provisions of Sections 415, 401(a)(17) and 404(l) of the Internal Revenue Code.

The Supplemental Plan is a non-funded, supplemental deferred compensation plan structured to benefit Participants in a manner which provides incentive to improve the profitability, competitiveness and growth of BANC ONE and its Related Corporations.

Effective Date
--------------

The effective Date of this amended Supplemental Plan is January 1, 1995.

                                    ARTICLE I

                                   DEFINITIONS

For the purpose of the Supplemental Plan, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates otherwise:

Section 1.1 - Basic Retirement Plan
-----------------------------------

"Basic Retirement Plan" means the BANC ONE CORPORATION Retirement Plan established effective January 1, 1947 and amended as of January 1, 1969, January 1, 1989, January 1, 1995 and various dates subsequent thereto, and hereafter amended from time to time, or any successor thereto.

Section 1.2 - Basic Retirement Plan Benefit
-------------------------------------------

"Basic Retirement Plan Benefit" means the benefit payable to a Participant pursuant to the Basic Retirement Plan based on Credited Service recognized by said plan for benefit accrual, by reason of his termination of employment with the Corporation and its related Corporations.

Section 1.3 - Basic Retirement Plan Surviving Spouse Benefit
------------------------------------------------------------

"Basic Retirement Plan Surviving Spouse Benefit" means the pre-retirement survivor's benefit determined pursuant to Article V of the Basic Retirement Plan.

Section 1.4 - Benefit Commencement Date
---------------------------------------

"Benefit Commencement Date" means the first day of the second month following the termination of employment, or such later date as the Supplemental Retirement Benefit can be determined, on which the participant shall receive payments under the Supplemental Plan.

Section 1.5 - Board
-------------------

"Board" means the Board of Directors of BANC ONE CORPORATION or the Personnel and Compensation Committee of said Board which shall have the authority of said Board with respect to this Plan.

Section 1.6 - Change of Control
-------------------------------

Any change in control of a nature would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a change of control shall be deemed to have occurred if: (i) any "person" (as such term is defined in Sections 13(d) and 14(d)(2) of The Exchange Act) other than the Corporation or an entity then directly or indirectly controlling, controlled by or under common control with the Corporation is, becomes or commences a tender offer to become the beneficial owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then-outstanding securities; (ii) the Corporation merges or consolidates with another corporation; or (ii) a sale, lease, exchange, or other disposition of all or substantially of the assets of the Corporation takes place.

Section 1.7 - Code
------------------

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

Section 1.8 - Corporation
-------------------------

"Corporation" means BANC ONE CORPORATION, including all of its Related Corporations and, to the extent provided in Section 6.5 below, and any successor corporation or other entity resulting from a merger or consolidation into or with the Corporation or a transfer or sale of substantially all of the assets of the Corporation.

Section 1.9 -Credited Service
-----------------------------

"Credited Service" for benefit accrual shall mean the same as defined as defined in Article III of the Basic Retirement Plan.

Section 1.10 - Early Retirement Date
------------------------------------

"Early Retirement Date" for a Participant who at termination of employment had attained age fifty-five (55) and completed ten (10) or more years of Service, shall be the first day of any month following termination of employment and prior to his Normal Retirement Date.

Section 1.11 - Final Average Compensation
-----------------------------------------

One-twelfth (1/12) of the average of the highest consecutive five (5) years' annual Compensation of the last ten (10) Plan Years worked immediately preceding the Participant's Retirement or termination of employment whichever first occurs. For a Participant who incurs an Approved Absence or who is rehired after a Break in Service with his Pre-break Service restored, the Plan Years prior to and following his Approved Absence or Break in Service shall be considered consecutive Plan Years even though they were not contiguous. For purposes of this Supplemental Plan, Compensation shall mean an employee's basic salary or wage paid by the Corporation plus fifty percent (50%) of overtime, commissions, shift and other differential pay, accrued bonuses, and compensation received as a result of periodic special incentive programs. Compensation shall not include grants, awards or benefits received under or attributable to incentive plans such as stock options, stock appreciation rights, stock awards, or performance shares. Compensation shall not include life insurance, club memberships, or other benefits which are provided by the Corporation to the Participant and which, for purposes of income or social security tax, constitute imputed income to the Participant. With respect to an Employee who transferred directly into the employ of the Corporation or a Related Corporation from a Related Corporation, applicable earnings for services rendered to the Related Corporation shall be treated as Compensation for the Corporation for purposes of this Supplemental Plan. Compensation shall also include any salary deferral amounts under any employer plan qualified under Sections 125 or 401(k) of the Internal Revenue Code.

Compensation shall also include 100% of any base salary deferral amounts made by a Participant under the BANC ONE Supplemental Executive Security Savings Plan or the BANC ONE CORPORATION Compensation Deferral Plan and 50% of bonus deferral amounts under the BANC ONE CORPORATION Compensation Deferral Plan.

Section 1.12 - Late Retirement Date
-----------------------------------

"Late Retirement Date" means the first day of the month next following the later of the Participant's Normal Retirement Date or actual termination of employment with BANC ONE CORPORATION or its Subsidiaries.

Section 1.13 - Normal Retirement Date
-------------------------------------

"Normal Retirement Date" means the first day of the month next following the Participant's sixty-fifth (65th) birthday.

Section 1.14 - Participant
--------------------------

"Participant" means a salaried employee of the Corporation: (a) who is in a select group of management or highly compensated employees: (b) who is a participant under the Basic Retirement Plan (or any successor to or replacement of the Basic Retirement Plan); and (c) who is eligible to receive a Basic Retirement Plan retirement, the amount of which is reduced by reason of any limitations on benefits by the application of Sections 415, 401(a)(17) and 404(l) of the Code.

Section 1.15 - Related Corporation
----------------------------------

A subsidiary or any entity which is a member of a common controlled group with BANC ONE CORPORATION pursuant to Internal Revenue Code Sections 414(b), (c),
(m), or (o).

Section 1.16 - Plan Administrator
---------------------------------

BANC ONE CORPORATION.

Section 1.17 - Service
----------------------

One year of "Service" is granted for each calendar year of employment during which the Participant is compensated for one thousand (1000) or more hours, pursuant to Article III of the Basic Retirement Plan.

Section 1.18 - Supplemental Plan
--------------------------------

"Supplemental Plan" means the BANC ONE CORPORATION Supplemental Employees Retirement Plan as described herein.

Section 1.19 - Supplemental Retirement Benefit
----------------------------------------------

"Supplemental Retirement Benefit" means that benefit, if any, payable to a Participant pursuant to this Supplemental Plan by reason of his termination of employment with the Corporation.

Section 1.20 - Supplemental Surviving Spouse Benefit
----------------------------------------------------

"Supplemental Surviving Spouse Benefit" means the benefit payable to a Surviving Spouse pursuant to this Supplemental Plan.

Section 1.21 - Surviving Spouse
-------------------------------

"Surviving Spouse" means a person who is married to a Participant at the date of his death.

                                   ARTICLE II

                        SUPPLEMENTAL RETIREMENT BENEFITS

Section 2.1 - Eligibility
-------------------------

To receive a benefit under this Supplemental Plan a Participant must qualify for a benefit under the Basic Retirement Plan, have attained the age of fifty-five
(55) while in active service, completed ten (10) years of Credited Service and have terminated his employment relationship with the Corporation. In no event shall an employee who is not entitled to benefits under the Basic retirement Plan be eligible for a benefit under this Supplemental Plan.

Section 2.2 - Incorporation of the Basic Retirement Plan
--------------------------------------------------------

The Basic Retirement Plan, with any amendments thereto in effect, shall be attached hereto and is hereby incorporated by reference into and shall be a part of this Supplemental Plan as if set forth herein. Any amendment made to the Basic Retirement Plan shall also be incorporated by reference into and form a part of the Supplemental Plan, effective as of the effective date of such amendment. The Basic Retirement Plan, whenever referred to in this Supplemental Plan, shall mean the Basic Retirement Plan as it exists on the date any determination is made of benefits payable under this Supplemental Plan. All terms used herein shall have the meanings assigned to them under the provisions of the Basic Retirement Plan unless otherwise qualified by this Supplemental Plan.

Section 2.3 - Amount of Benefit
-------------------------------

A Participant who has met the eligibility requirements of Section 2.1 above shall be entitled to receive a Supplemental Retirement Benefit payable on the Benefit Commencement Date, in an amount equal to:

     (a) the actuarial equivalent of the straight life annuity amount of the Basic Retirement Plan Benefit to which the Participant would have been entitled under the BANC ONE formula based on Credited Service under the Basic Retirement Plan if such benefit were computed using the Final Average Compensation without any limitations on benefits imposed by application of Section 415, 401(a)(17) or 404(l) of the Code:

                                      MINUS

     (b) the actuarial equivalent of the straight life annuity amount of the respective Basic Retirement Benefit actually payable to the eligible Participant under the Basic Retirement Plan.

The amounts described herein shall be determined by the same actuarial adjustments as those specified in the Basic Retirement Plan and computed as of the date of termination of employment of the Participant with the Corporation.

Section 2.4 - Vesting
---------------------

In the event that Participant remains an employee of the Corporation after having attained the age of fifty-five (55) and completed ten (10) years of Credited Service, his right to Supplemental Benefits shall thereafter be vested, but no Supplemental Benefits shall be payable hereunder to or in respect to him until the Benefit Commencement Date.

Section 2.5 - Benefit Election
------------------------------

Participant may elect a Normal Retirement Date, Late Retirement Date, or Early Retirement Date as defined in the Basic Retirement Plan. Subject to the provisions of the Basic Retirement Plan, benefits commencing prior to the Normal Retirement Date shall be actuarially reduced in accordance with provisions of the Basic Retirement Plan.

Section 2.6 - Form of Distribution
----------------------------------

The Supplemental Retirement Benefit payable to an eligible Participant shall generally be paid in a lump sum, which shall be the actuarial equivalent of the straight life annuity amount calculated in accordance with Section 2.3 herein.

The Participant may elect to have his Supplemental Retirement Benefit paid as a monthly annuity. The available payment forms shall consist of Life only, Life and 60 months certain or Life and 120 months certain, or a 50%, 668%, or 100% Survivor Annuitant, all as described in the Basic Retirement Plan. The form of payment request by Participant shall, in any event, be the same method of payment elected under the Basic Retirement Plan and shall be equal to the actuarial equivalent of the straight life annuity amount calculated in accordance with Section 2.3 herein. Such election will only be effective if the election to receive an annuity payable on a monthly basis is made at least twelve months prior to the effective date of retirement.

Section 2.7 - Commencement of Benefit
-------------------------------------

Payment of the Supplemental Retirement Benefit to a Participant shall commence on the same date as payment of the Basic Retirement Plan Benefit to the Participant commences with the exception that the lump sum form of payment is elected pursuant to Section 2.6, payment will commence on the Benefit Commencement Date. Benefits payable in a monthly annuity to recipients under this Supplemental Plan shall cease to be payable, at the same time as benefits payable under the Basic Retirement Plan to such recipient shall cease, or at such earlier time as the limitations under Section 415 of the Code are no longer applicable.

                                   ARTICLE III

                      SUPPLEMENTAL SURVIVING SPOUSE BENEFIT

Section 3.1 - Eligibility for Supplemental Surviving Spouse Benefit
-------------------------------------------------------------------

A Supplemental Surviving Spouse Benefit will be paid to the Surviving Spouse under the terms of this Article, if:

              a.) the Participant has attained the age of fifty-five (55) while actively employed with the Corporation,
              b.) the participant has at least ten (10) years of Credited Service, and
              c.) the Participant dies while actively employed by the Corporation.

Section 3.2 - Amount of Benefit
-------------------------------

The amount of the Basic Retirement Plan Surviving Spouse Benefit payable to a Surviving Spouse shall be equal to:

     (a) the amount of the Basic Retirement Plan Surviving Spouse Benefit to which the Surviving Spouse would have been entitled under the BANC ONE formula based on Credited Service under the Basic Retirement Plan if such benefit were computed using the Final Average Compensation without giving effect to any limitation on benefits imposed by application of Section 415, 401(a)(17) or 404(l) of the Code;

                                      MINUS

     (b) the amount of the Basic Retirement Plan Surviving Spouse Benefit actually payable to the Surviving Spouse under the Basic Retirement Plan.

Section 3.3 - Form and Commencement of Benefit
----------------------------------------------

The Supplemental Surviving Spouse Benefit shall be computed as of the date of Participant's death and payable in the form elected by the Participant. If no election has been made in accordance with procedures set forth by the Plan Administrator, the Supplemental Surviving Spouse Benefit shall be payable in a lump sum. The amount of the payment shall be determined by the same actuarial adjustments as specified in the Basic Retirement Plan concerning calculation of the Surviving Spouse Benefit.

Section 3.4 - Rights to Benefits
--------------------------------

Nothing contained in this Supplemental Plan is intended to give or shall give any spouse or former spouse of a Participant or any other person any right to benefits under this Supplemental Plan by virtue of Code Sections 401(a)(11) and 417 (relating to qualified pre-retirement survivor annuities and qualified joint and survivor annuities) or Code Sections 401(a)(13)(B) and 414(p) (relating to qualified domestic relations orders) as amended.

                                   ARTICLE IV

                                 ADMINISTRATION

Section 4.1 - Administrative Powers and Duties
----------------------------------------------

BANC ONE CORPORATION shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Chief Executive Officer of BANC ONE CORPORATION may, in his discretion, appoint an employee employees or an administrative committee in writing to administer the provisions of this Plan. The decision of the Plan Administrator with respect to any questions arising as to the administration or interpretation of this Plan, including the discontinuance of any or all of the provisions thereof, shall be final, conclusive, and binding. If the Plan is administered by a committee, such committee may act by a majority of its members by a vote at a meeting or in writing without a meeting signed by all the members of the committee.

All provisions set forth in the Basic Retirement Plan with respect to the administrative powers and duties of the Corporation, expenses of administration, and procedures for filing claims shall also be applicable with respect to the Supplemental Plan. The Corporation shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Corporation with respect to the Supplemental Plan.

Section 4.2 - Records
---------------------

The Plan Administrator shall keep such records of such information, necessary or desirable to effectuate the purpose of the Plan including without in any manner limiting the generality of the foregoing, records and information with respect dates of employment and termination and determinations made hereunder. To the extent that the Plan Administrator shall prescribe forms for use by the Participants and their Surviving Spouse in communication with the Plan Administrator and shall establish periods during which communications must be received, the Plan Administrator shall be protected in disregarding any notice or communication for which a form shall so have been prescribed and which shall not be made in such form and any notice or communication for the receipt of which a period shall so have been established and which shall not be received during such period. The Corporation, the Plan Administrator and the Appeals Committee shall respectively also be protected in acting upon any notice or other communication purporting to be signed by any person and reasonably believed to be genuine and accurate, including the Participant's current mailing address.

Section 4.3 - Determinations
----------------------------

All determinations hereunder made by the Plan Administrator or the Appeals Committee shall be made in the sole and absolute discretion of the Plan Administrator or the Appeals Committee, as the case maybe.

In the event that any disputed matter shall arise hereunder, including, without in any manner limiting the generality of the foregoing, any matter relating to the eligibility of any person to participate under the supplemental Plan, the participation of any person under the Supplemental Plan and, the amounts payable to any person under the Supplemental Plan and the applicability and the interpretation of the previsions of the Supplemental Plan, the decision of the Corporation upon such matter shall be binding and conclusive upon all persons, including, without in any manner limiting the generality of the foregoing, the Corporation, the Participants and their Surviving Spouses and upon the respective successors, assigns, executors, administrators, heirs, next-of-kin and distributees of all the foregoing.

Section 4.4 - Claims Procedure
------------------------------

The Plan Administrator shall have discretion regarding benefit determinations. If required by the Plan Administrator, any person entitled to benefits hereunder must file a claim with the Plan Administrator upon forms furnished by the Plan Administrator. Notwithstanding any other provision of the Plan, payment of benefits need not be made until receipt of the claim and the expiration of the time periods specified in the Section 4.4 for rendering a decision on the claim. In the event a claim is denied, benefits need not be made or commence until a final decision is reached by the Appeals Committee subject to the provisions of
Section 4.5.

The Plan Administrator shall notify the claimant of its decision within ninety
(90) days after receipt of the claim. However, if special circumstances require, the Plan Administrator may defer action on a claim for benefits for an additional period not to exceed ninety (90) days, and in that case if shall notify the claimant of the special circumstances involved and time by which it expects to render a decision.

If the Plan Administrator determines that any benefits claimed should be denied, it shall give notice to the claimant setting the specific reason or reasons for the denial and provide a specific reference to the Plan provisions on which the denial is based. The Plan Administrator shall also describe any additional information necessary for the claimant to perfect the claim and explain why the Appeals Committee of the denial.

Section 4.5 - Appeal and Review Procedure
-----------------------------------------

If a claim has been denied by the Plan Administrator, the claimant shall have sixty (60) days after receipt of the denial in which to file a notice of appeal with the Plan Administrator. A final determination by the Plan Administrator shall be rendered within the Plan Administrator shall be rendered within sixty
(60) days after receipt of the claimant's notice of appeal. Under special circumstances such determination may be delayed for an additional period not to exceed sixty (60) days, in which case the claimant shall be notified of the delay prior to the close of the initial sixty (60) day period. The Appeals Committee's final decision shall set forth the reasons and the references to the Plan provisions on which it is based.

Section 4.6 - Facility of Payment
---------------------------------

Whenever a person entitled under the Plan to receive any payment of a benefit is under a legal disability or incapacity or is in any way unable to manage his financial affairs, the Plan Administrator may, in its discretion, direct payments on behalf of such person to be made to the incapacitated person's legal representative, custodian, relative, or other such individual(s) as is (are) known by the Plan Administrator to be assisting such person. Such decision by the Plan Administrator shall be made after consultation with those persons, if any, which may include legal counsel and/or medical personnel, which the Plan Administrator in his sole discretion determines are necessary in order to make such decision. Any payment of benefit or installment thereof in accordance with the provisions of this Section 4.6 shall be a complete discharge of any liability relating to the making of or entitlement to such payment under the provisions of the Plan.

Section 4.7 - Acceleration of Benefit Payments
----------------------------------------------

The Corporation hereby reserves the right to accelerate the payment of Supplemental Plan distributions without the consent of the Participant or the Participant's Surviving Spouse, estate or any other person or persons claiming through or under the Participant. In making such determination, due consideration may be given to the health, financial circumstances and family obligations of the Participant. In this regard, the Participant may be consulted, however, he shall have no voice in the decision reached nor any right to an accelerated payment. The Corporation's determination shall be final and conclusive upon the Participant and the Surviving Spouse.

Section 4.8 - Action by the Corporation
---------------------------------------

Any action by the Corporation under this Supplemental Plan may be by resolution of its Board of Directors, or by any person, persons, duly authorized by resolution of aid Board to take such action.

Section 4.9 - Exemption from Liability/Indemnification
------------------------------------------------------

The members of the Appeals Committee and the persons acting on behalf of the Plan Administrator, shall be free from all liability, joint or several, for their acts, omissions, and conduct, and for the acts, omissions and conduct of their appointed agents, in administration of the Plan, except for those acts or omissions and conduct resulting from willful misconduct or lack of good faith.

The Corporation shall indemnify each member of the Appeals Committee, the persons acting on behalf of the Plan Administrator and other employee, officer or director of the Corporation against any claims, loss, damage, expense and liability, by insurance or otherwise, reasonably incurred by the individual in connection with any action or failure to act by reason of membership on the Appeals Committee or performance of an authorized duty or responsibility for or on behalf of the Corporation pursuant to the Plan unless the same is judicially determined to be the result of the individual's gross negligence or willful misconduct. Such indemnification by the Corporation shall be made only to the extent such expense or liability is not payable to or on behalf of such person under any liability insurance coverage. The foregoing right to indemnification shall be in addition to any other rights to which any such person may be entitled as a matter of law.

Section 4.10 - Non-assignability
--------------------------------

No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, assign, sell pledge, encumber or charge the same shall be void.

The Supplemental Plan shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagement or torts of any person entitled to benefits hereunder.

In event that any Participant's benefits are garnished or attached by order of any court, the Corporation may elect to bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Supplemental Plan. During the pendency of said action, any benefits that become payable may be paid into the court as they become payable, to be distributed by the court to the recipient as it deems proper at the close of said action.

                                    ARTICLE V

                            AMENDMENT OR TERMINATION

Section 5.1 - Amendment and Termination
---------------------------------------

BANC ONE CORPORATION reserves the right in its sole discretion to amend or terminate this Supplemental Plan at any time. In the event of a termination, BANC ONE CORPORATION in its sole discretion may accelerate payment of Supplemental Retirement benefits pursuant to Section 4.7 to those Participants participating in the Supplemental Plan on the date of such termination, to the extent such Supplemental Retirement Benefits would be otherwise payable as defined in Article II, determined on the basis that each Participant's presumed retirement date was the date the Supplemental Plan was terminated. However, no amendment or termination shall affect any supplemental Retirement Benefit then being paid to Participants or Surviving Spouses under this Supplemental Plan as determined prior to such effective date of the amendment or termination.

Section 5.2 - Change of Control
-------------------------------

The Plan shall not be automatically terminated upon change of control or by a transfer or sale of assets of the Corporation or by the merger or consolidation of the Corporation into or with any other Corporation or other entity when the Corporation is not the surviving or continuing Corporation, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity, shall be obligated to pay Plan benefits to those Participants participating in the Plan on the date of such termination, to the extent such Plan benefits would be otherwise payable as defined in Articles II and III, determined on the basis that each Participant's presumed termination date was the date the Plan was terminated.

                                   ARTICLE VI

                               GENERAL PROVISIONS

Section 6.1 - General Conditions
--------------------------------

Except as otherwise expressly provided herein, all terms and conditions of the Basic Retirement Plan applicable to a Basic Retirement Plan Benefit or a Basic Retirement Plan Surviving Spouse Benefit shall also be applicable to a Supplemental Retirement Benefit or a Supplemental Surviving Spouse Benefit payable hereunder. Any Basic Retirement Plan Benefit or Basic Retirement Plan Surviving Spouse Benefit or any other benefit payable under the Basic Retirement Plan shall be paid solely in accordance with the terms and conditions of the Basic Retirement Plan and nothing in this Supplement Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Basic Retirement Plan.

Section 6.2 - Rights to Benefits
--------------------------------

No Participant or Surviving Spouse shall have any right to a benefit under the Supplemental Plan except in accordance with the terms of the Supplemental Plan.

No Participant, Surviving Spouse or any other person shall have any interest in any particular assets of the Corporation by reason of the right to receive a benefit under the Supplemental Plan and any such Participant, Surviving Spouse or other person shall have only the rights of a general unsecured creditor of the Corporation with respect to any rights under the Supplemental Plan.

Nothing contained in the Supplemental Plan Shall constitute a guaranty by the Corporation or any other entity or person that the assets of the Corporation will be sufficient to pay any benefit hereunder.

Section 6.3 - Offsets to Benefits
---------------------------------

Notwithstanding any provisions of this Supplemental Plan to the contrary, the Corporation may at the time of distribution, in its sole and absolute discretion, enforce the right of offset against any amounts paid to a Participant under the Supplemental Plan against any debt of the Participant which has been reduced to judgment in favor of BANC ONE CORPORATION or any of its Related Corporations.

Section 6.4 - Forfeiture of Benefits
------------------------------------

Notwithstanding any provisions of this Supplemental Plan to the contrary, benefits under the Supplemental Plan shall be forfeited upon:

     (a) termination of employment prior to: attaining the age of 55, having 10 years of Credited Service, and vesting under Basic Retirement Plan; or
     (b)  death of a Participant who is not survived by a Surviving Spouse; or
     (c)  the benefit is unclaimed pursuant to Section 6.6 below.

Section 6.5 - Limitations on Liability
--------------------------------------

Notwithstanding any of the preceding provisions of the Supplemental Plan, neither the Corporation nor any individual acting as an employee or agent of the Corporation shall be liable to any Participant, former Participant, Surviving Spouse or any other person for any claim, loss, liability or expense incurred in connection with this Supplemental Plan.

Section 6.6 - Unclaimed Benefit
-------------------------------

Each Participant and Surviving Spouse of the Participant shall keep the Corporation informed of his current address and the current address of his spouse. The Corporation shall not obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Corporation within three (3) years from the date on which payment of the Participant's Supplemental Retirement Benefit may be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Corporation unable to locate any Surviving Spouse of the Participant then the Corporation shall have no further obligation to pay any benefit hereunder to such Participant or Surviving Spouse or any other person and such benefit shall be irrevocably forfeited.

Section 6.7 -ERISA Status
-------------------------

This Supplemental Plan shall constitute a plan which unfunded and which is maintained solely for the purpose of providing benefits in excess of the limits imposed by Code Sections 415, 401(a)(17) and 404(l) to a select group of Employees within the meaning of Section 202, 301 and 401 of ERISA and the ERISA reporting and disclosure regulations.

Section 6.8 - Construction
--------------------------

In the Construction of the Supplemental Plan, the masculine shall include the feminine and the singular the plural in all cases unless qualified by the context. Any headings used herein are included for ease reference only and are not to be construed so as to alter the terms hereof.

Section 6.9 - Controlling Law
-----------------------------

The laws of the State of Ohio shall be controlling in all matters relating to the Supplemental Plan and shall be the controlling state law in all matters relating to the Supplemental Plan and shall apply to the extent that it is not preempted by the laws of the United States of America.

Section 6.10 - Effect of Invalidity of Provision
------------------------------------------------

If any provision of this Supplemental Plan is held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provisions hereof, and this Supplemental Plan shall be construed and enforced as if such provision had not been included.

Section 6.11 - Continued Employment
-----------------------------------

Nothing contained in this Supplemental Plan shall be construed as a contract of employment between the Corporation or and Subsidiary and any Participant, or as a right of any Participant to be continued in employment of the Corporation or any Subsidiary or as a limitation on the right of the Corporation or any Subsidiary as a limitation on the right of the Corporation or any Subsidiary to discharge any of its employees, with or without cause.

Section 6.12 - Status of Plan
-----------------------------

Nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of asset segregation for the Participant or for any other person or persons to whom benefits are to be paid pursuant to the terms of this Supplemental Plan, the Participant's only interest hereunder being the right to receive the benefits set forth herein. To the extent the Participant or any other person acquires a right to receive benefits under this Supplemental Plan, such right shall be no greater than the right of unsecured general creditor of the Corporation.

Section 6.13 - Payments and Expenses
------------------------------------

Supplemental Retirement Benefits and Supplemental Surviving Spouse Benefits ("Benefits") shall be payable by the Corporation from its general assets. The cost of the Benefits shall be incurred by each BANC ONE CORPORATION Employer, who has employees participating in this Supplemental Plan. Each such BANC ONE CORPORATION Employer will be regularly assessed and obligated to remit to the Corporation the actuarially determined amount for the Benefits. Such assessments shall be accumulated and shall be maintained as general assets of the Corporation. The Corporation shall maintain appropriate accountings and records for this Supplemental Plan. The expenses of administrating this Supplemental Plan shall be borne by Corporation.

         IN WITNESS WHEREOF, this amended and restated Supplemental Plan shall be effective as of January 1, 1995 and has been executed on behalf of the Corporation by its duly appointed officer as of this 1st day of January, 1995.

                                       BANC ONE CORPORATION

                                       By
                                         --------------------------------------
                                         Roman J. Gerber
                                         Executive Vice President and Secretary

CORPORATE SEAL